EXHIBIT 99.01

FOR IMMEDIATE RELEASE	www.quintiles.com

CONTACT:	Pat Grebe, Media Relations (media.info@quintiles.com)
919 998 2091
Greg Connors, Investor Relations (invest@quintiles.com)
919 998 2000

QUINTILES COMPLETES MERGER WITH PHARMA SERVICES

RESEARCH TRIANGLE PARK, N.C. – September 25, 2003 – Quintiles Transnational Corp. (Nasdaq: QTRN) today announced that it has completed its merger with Pharma Services Acquisition Corp. (“Merger Sub”), a subsidiary of Pharma Services Holding, Inc. (“Pharma Services”), the company formed for the acquisition of Quintiles by Dennis B. Gillings, Ph.D., Chairman and founder of Quintiles, and One Equity Partners LLC, the private equity arm of Bank One Corporation. Other equity investors in Pharma Services include Temasek Holdings, Texas Pacific Group, Perseus-Soros BioPharmaceutical Fund (PSBF) and Mitsui & Co. Completion followed the Quintiles shareholder meeting today at which Quintiles shareholders approved the proposed merger.

Under the terms of the merger each share of Quintiles common stock outstanding (other than those shares owned by any subsidiary of Quintiles, or held by Pharma Services or Merger Sub) has been converted into the right to receive $14.50 in cash, without interest. Quintiles has appointed Wachovia Bank, N.A. as the exchange agent for payment of the merger consideration. Quintiles anticipates that the exchange agent will contact shareholders soon with instructions on how to receive payment for the shares. Shareholders do not need to take any action regarding their shares until contacted by the exchange agent.

“This transaction is a momentous occasion for Quintiles and we are excited about the long-term advantages for the company,” Gillings said. “As a privately held company, Quintiles will be better positioned to serve customers and achieve its growth and earnings potential.”

“We are pleased to have the chance to invest behind Dennis Gillings and his management team,” said Richard M. Cashin, Managing Partner of One Equity Partners. “We are convinced that Quintiles under his leadership will consolidate its position as a leading partner to pharmaceutical and biotech companies worldwide.”

Quintiles, which will continue to operate under that name, is now a wholly owned subsidiary of Pharma Services. As a result of the merger, Quintiles’ common stock will no longer be publicly traded and, effective at the close of business on Sept. 25, 2003, Quintiles common stock will be delisted from Nasdaq.

Quintiles helps improve healthcare worldwide by providing a broad range of professional services, information and partnering solutions to the pharmaceutical, biotechnology and healthcare industries. Headquartered near Research Triangle Park, North Carolina, and with offices in more than 40 countries, Quintiles is a leading global pharmaceutical services organization and a member of the Fortune 1000. For more information visit the company’s Web site at www.quintiles.com.

Information in this press release contains “forward-looking statements” about Quintiles. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the risk that the market for Quintiles’ products and services will not grow as it expects, the risk that the PharmaBio Development transactions will not generate revenues, profits or return on investment at the rate or levels Quintiles expects or that royalty revenues under the PharmaBio Development arrangements may not be adequate to offset its upfront and on-going expenses in providing sales and marketing services or in making milestone and marketing payments, Quintiles’ ability to efficiently distribute backlog among project management groups and match demand to resources, Quintiles’ actual operating performance, variation in the actual savings and operating improvements resulting from previous restructurings, its ability to maintain large customer contracts or to enter into new contracts, changes in trends in the pharmaceutical industry, Quintiles’ ability to operate successfully a new line of business, the risk that Verispan, Quintiles’ joint venture with McKesson Corporation relating to the informatics business, will not be successful, and liability risks associated with Quintiles’ business which could result in losses or indemnity to others not covered by insurance. Additional factors that could cause actual results to differ materially are discussed in Quintiles’ recent filings with the SEC, including but not limited to its Annual Report on Form 10-K, its Form 8-Ks and its other periodic reports, including Form 10-Qs.

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